UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2006
LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27610	11-2882328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 792-9292
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 1, 2006, the Board of Directors of LCA-Vision Inc. (the “Company”) appointed Mr. Steven C. Straus Chief Executive Officer of the Company. Further information about Mr. Straus and his appointment is provided in response to Item 5.02 of this Report on Form 8-K. A copy of the letter stating his employment terms is filed as an exhibit to this Report on Form 8-K. The principal terms of Mr. Straus’ employment are as follows:
•	Mr. Straus will receive an annualized salary of $350,000.
•	Mr. Straus will be eligible to participate in the Company’s Annual Bonus/Incentive Compensation Plan with a cash bonus target equal to 100% of his annual base salary, beginning January 1, 2007. The threshold bonus will be 75% of his annual base salary and the maximum bonus will be 125% of his annual base salary. Bonus levels will be determined by the Compensation Committee using the Company’s revenue and earnings growth, as well as other strategic and business metrics developed through Mr. Straus’ personal participation in the Company’s annual budget planning process.
•	Mr. Straus will be eligible to participate in the Company’s 2006 Stock Incentive Plan, receiving Restricted Share Awards and Performance Share Awards (the number of Restricted Shares and the target number of Performance Shares determined by dividing $160,000 and $320,000, respectively, by the fair market value of the Company’s Common Stock on the first day of employment which was November 2, 2006). Restricted Shares will vest on the third anniversary of his employment. Performance Shares will be earned at threshold (67%), target (100%) and maximum (133%) levels based on Company performance metrics for 2007. Performance Shares earned for 2007 will be issued in early 2008 and will vest at the end of three years of employment.
•	Mr. Straus is subject to the Company’s standard Confidentiality Agreement, which provides that for a period of one year after termination of his employment with the Company, he will not render services, directly or indirectly, to any competing organization or solicit employees of the Company to join any competing organization
•	The Company will also assist Mr. Straus with reasonable relocation costs associated with his move from Illinois to Ohio. Mr. Straus will be eligible to participate in the Company’s inclusive benefits program, including Medical/Dental coverage, and the Company’s 401(k) plan.
•	Mr. Straus’ employment will be for a one year term that will be automatically renewed for successive one year periods, unless either the Company or he provides written notice to the other party not to so renew at least 120 days prior to the anniversary date. In the event that the Company terminates Mr. Straus’ employment without Cause or he terminates his employment for Good Reason, or his employment terminates upon the expiration of any one-year employment term as a result of a Company notice to him of nonrenewal, or his employment terminates due to his death or Disability, he will be entitled to the following severance and benefits: (i) continuation of base salary and health, dental and vision benefits for twelve months, (ii) if such termination occurs after the sixth complete month of the fiscal year of termination, a pro rata bonus as earned under the Annual Bonus/Incentive Compensation Plan for the year of termination, (iii) all of his Time-Based Restricted Shares will vest in full and all of his Performance-Based Restricted Shares will vest pro rata (and be treated as having been earned at a target level of performance if the performance period is not then completed), and (iv) specified accrued obligations. In the event of a Change in Control all of his Time-Based Restricted Shares will vest in full and all of his Performance-Based Restricted Shares will be treated as earned at target (if the performance period is not then completed) and will vest in full.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 1, 2006, the Board of Directors of the Company appointed Mr. Steven C. Straus as Chief Executive Officer of the Company. The principal terms of Mr. Straus’ employment are provided in response to Item 1.01 of this Report on Form 8-K. On the same date, the Board increased the number of members of the Board from seven to eight and appointed Mr. Straus to fill the resulting vacancy effective upon his beginning employment with the Company, which occurred on November 2, 2006.
     Mr. Straus, age 50, has been an advisor to the Board of Directors of MSO Holdings, Inc. (MSO) since August 23, 2006. MSO, along with its subsidiaries MSO Medical, Inc. and MSO Medical LLC, is an obesity disease and bariatric surgery management company. From October 1, 2004 to August 22, 2006, he was President, Chief Operating Officer and a Director of MSO. From April 1, 2004 to September 30, 2004 he was President and Director of MSO and from December 1, 2003 to March 31, 2004, he was Chief Development Officer of MSO. From May 2003 to November 2003, Mr. Straus was Chief Development Officer of Titan Health Corporation, an ambulatory surgery center company. From October 2001 to April 2003, he was Vice President and General Manager of OR Partners Ambulatory Surgery Center Division of TLC Vision Corporation, an ophthalmology services company. None of these entities is affiliated with the Company. Prior to October 2001 he was affiliated with various other healthcare businesses.
     While with MSO, Mr. Straus helped create the first bariatric surgery management program to receive the two highest levels of accreditation and certification in the industry. With TLC Vision Corporation, he launched OR Partners, as a start-up ophthalmic, single-specialty ambulatory surgery center division. Previously, at Columbia/HCA/Medical Care America, Mr. Straus served as Senior Vice President for the company’s Ambulatory Surgery Division with responsibility for acquisitions, new center development, sales, marketing and managed care functions for 135 surgery centers. During more than 15 years at Baxter/American Hospital Supply he served as Vice President Sales & Multi-Hospital Systems for the Medical/ Surgical Distribution business, Vice President of Corporate Sales as well as 5 other management positions. Mr. Straus has served on private and public company boards of directors, including 6 years on the Laser Vision Centers, Inc. Board, which was acquired by TLC Vision Corporation in 2001.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     Exhibit 99.1 . Letter Agreement between LCA-Vision Inc. and Mr. Steven C. Straus
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Alan H. Buckey

Alan H. Buckey Executive Vice President/Finance and Chief Financial Officer
Date: November 6, 2006